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                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE PARTNERS OF FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP:

We have audited in accordance with auditing standards generally accepted in the United States, the financial statements of Fairfield Inn by Marriott Limited Partnership (a Delaware limited partnership) included in this registration statement and have issued our report thereon dated April 5, 2001 (except with respect to the matter discussed in Note 9, as to which the date is September 20,
2001). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule III - Real Estate and Accumulated Depreciation is the responsibility of the General Partner's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                             ARTHUR ANDERSEN LLP



Vienna, Virginia
April 5, 2001


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                                                                    SCHEDULE III

                  Fairfield Inn By Marriott Limited Partnership
                    Real Estate and Accumulated Depreciation
                             As of December 31,2000
                                 (in thousands)

                                        Initial Costs
                                        -----------------------------------------
                                                                                              Leasehold,
                                                 Buildings and     Subsequent                 Buildings and            Accumulated
Description           Encumbrances      Land     Improvements   Costs Capitalized   Land      Improvements    Total    Depreciation
----------------------------------      -------------------------------------------------------------------------------------------
50 Fairfield Inns      $153,569         $14,873    $159,615         $   9,839       $  14,873     $ 169,454   $184,327   $73,375


                      Date of
                      Completion of     Date       Depreciable
                      Construction      Acquired   Life
                      -------------     ------------------------

50 Fairfield Inns      1987-1990        1989-1990  20-30 years



Notes:


(a)  Reconciliation of Real Estate:
                                                                         1998            1999          2000
                                                                    ---------       ---------     ---------
     Balance at beginning of year                                   $ 193,920       $ 191,024     $ 188,578
     Capital Expenditures                                               6,601           6,153         3,876
     Dispositions/Reclassifications                                        --          (5,756)           --
     Impairment Loss                                                   (9,497)         (2,843)       (8,127)
                                                                    ----------------------------------------
     Balance at end of year                                         $ 191,024       $ 188,578     $ 184,327
                                                                    ========================================



(b)  Reconciliation of Accumulated Depreciation:

     Balance at beginning of year                                    $ 47,607        $ 56,029      $ 64,740
     Depreciation                                                       8,422           8,711         8,635
                                                                    ----------------------------------------
     Balance at end of year                                          $ 56,029        $ 64,740      $ 73,375
                                                                    ========================================



(c)  The aggregate cost of land, buildings and improvements for Federal income tax purposes is approximately $180.7 million at December 31,2000.
